April 30, 2026 Q1 2026 Earnings Presentation

2Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Public Disclosure Statement Forward Looking Statements This earnings presentation and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this earnings presentation and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, including our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectation), macroeconomic and policy conditions, including changes to the availability of government and economic incentives, including tax credits, for electric vehicles, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, the timeline for the start of production at the Georgia plant, the timeline for drawing on our Department of Energy Loan, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements, including enhanced performance features and pricing (including the timing of launches and customer deliveries), our roadmap and timeline for the release of our next-generation vehicle autonomy systems, hardware, including RAP1, ACM3 and LiDAR, and software architecture underpinned by artificial intelligence, including LDM, Rivian Assistant, Universal Hands-Free, and RUI, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future Volkswagen Group investments, our partnership with Uber Technologies, Inc., including the expected benefits from the partnership and future Uber investments, the achievement of certain milestones and regulatory approval, the timeline, total purchase, and deployment plans for fully autonomous R2 robotaxis by Uber and its fleet partners, the timeline and geographic location for initial commercial deployments and future scaling, and expected benefits from partnerships with other third parties. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage the cost of revenues, operating expenses, and capital expenditures associated with our business and operations; that we will require additional financings to raise capital to support our business; our ability to attract and retain a large number of consumers and maintain strong demand for our vehicles, software and services; the highly competitive automotive and software and services markets in which we operate; demand for and consumers’ willingness to adopt electric vehicles; that our long-term results depend upon our ability to successfully introduce, integrate and market new products and services; that we have experienced and may in the future experience significant delays in the manufacture and delivery of our vehicles; risks associated with the development of complex software and hardware in coordination with our joint venture with Volkswagen Group and our other vendors and suppliers; risks associated with our joint venture with Volkswagen Group; risks associated with additional strategic alliances or acquisitions; we have experienced and could experience in the future cost increases and disruptions in supply of raw materials, components, or equipment used to produce our vehicles; our dependence on establishing and maintaining relationships with vendors and suppliers; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans, and other incentives, including regulatory credits, for which we apply or are approved for; risks associated with breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents; risk of intellectual property infringement claims; effect of trade tariffs or other trade barriers; effects of export and import control laws; risks related to motor vehicle safety standards; delays, limitations and risks related to permits and other approvals required to build, operate or expand operations including the construction and development of facilities to support R2; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward- looking statements made in this earnings presentation. Any such forward-looking statements represent management’s estimates as of the date of this earnings presentation. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Non-GAAP Financial Measures In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Highlights, Financial Results and Guidance 4 Q1 2026 Business Summary 5 Progress on Rivian's Strategic Priorities 6 R2 is Designed for Big Adventures and Everyday Use 7 Profitably Delivering R2 at an Accessible Price 8 Optimized Capacity for Georgia Plant 9 Strategic Partnerships Update 10 Strategic Investments Update 11 Summary Financial Performance and Operating Metrics 12 Automotive Segment Performance 13 Software and Services Segment Performance 14 Balance Sheet and Liquidity 15 Business Outlook Financial Statements and Non-GAAP Reconciliations 17 Quarterly Financial Performance 18 Condensed Consolidated Balance Sheets 19 Condensed Consolidated Statements of Operations 20 Condensed Consolidated Statements of Cash Flows 21 Depreciation and Amortization & Stock-Based Compensation Expense 22 Reconciliation of Non-GAAP Financial Measures and Definitions 3Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Table of Contents

This quarter the Rivian team executed across many fronts, laying a strong foundation for the years ahead. As an American automotive technology company, we are building for a future that we believe will be fully electric, autonomous and AI-defined. With our category-defining brand, the start of production and deliveries of R2, our technology roadmap and a direct-to-customer ownership experience, we are excited about the opportunity ahead for our customers and our business. R2 Start of Saleable Production Last week in Normal, Illinois, our team celebrated the start of saleable R2 production. It is an exciting milestone in Rivian’s history and is the culmination of all the hard work and energy from so many people across the company. In an American automotive marketplace starved for high-quality EV choice, we believe R2 is an attractively priced option that is sized for everyday adventures. We could not be more excited to start getting this incredible vehicle in the hands of our customers this spring. Optimized Capacity for Georgia and Department of Energy Loan We are pleased to partner with the U.S. Department of Energy ("DOE") to grow our manufacturing footprint in Georgia. We made the strategic decision to increase the initial phase of production capacity by 50%, bringing it to 300,000 units for our mid-sized vehicle platform. This change is expected to boost cost efficiency, while still providing significant room for future expansion in later phases.The up to $4.5 billion DOE loan ($4,006 million principal and $494 million capitalized interest) to build our Georgia facility provides low cost financing that will enable Rivian to grow American jobs and establish stronger U.S. technology and manufacturing leadership while further scaling our customer base. Strategic Partnership Updates In March, we were excited to announce a new partnership with Uber to accelerate our shared autonomous vehicle goals, including plans for future R2 robotaxis. This partnership includes an investment of up to $1.25 billion from Uber subject to technical milestones and conditions. Additionally, the Rivian and Volkswagen Group Technologies joint venture ("RV Tech") successfully completed winter weather testing of its production-intent zonal architecture for first generation Volkswagen Group software-defined vehicles. Achieving this milestone unlocked a $1 billion investment in Rivian by Volkswagen Group which we received today. Quarterly Financial Highlights In the first quarter, Rivian generated approximately $1.4 billion of revenue, an 11% increase over the same quarter last year driven by a 20% year-over-year increase in delivery volumes and a strong performance from our software and services segment. Gross profit was $119 million. 4Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Continued R2 and technology execution, updated Georgia plans and Department of Energy loan Q1 2026 Business Summary

Drive Towards Profitability • Started production of saleable R2 vehicles and made first deliveries to employees • On April 4, began paid subscriptions for Autonomy+ priced at either a one-time fee of $2,500 or $49.99 per month Optimize Operational Efficiency • With the start of R2 production in Normal, we expect to see significant fixed cost efficiencies over the coming quarters as we drive increased production volume • Updated the capacity for our Georgia plant allowing for a 50% increase in initial production capacity to 300,000 units annually which is expected to significantly boost cost efficiency, while still providing significant room for future expansion in later phases Technology Focus • RV Tech successfully completed winter weather testing of production-intent zonal architecture for the first generation of software-defined vehicles, unlocking a $1 billion equity investment into Rivian which we received today • Rivian was recognized by Fortune Magazine on its “America's Most Innovative Companies”1 list and by Newsweek as “Technology disruptor of the year”2 Demand Generation and Enhancing the Customer Experience • 2026 R1S awarded TOP SAFETY PICK+ designation by Insurance Institute for Highway Safety (IIHS-HLDI), reinforcing Rivian’s commitment to safety at the core of its products3 • We opened our 100th service center in the quarter and also have over 680 mobile service vans as we scale our infrastructure to support mass market volume with R 2 1 https://fortune.com/ranking/americas-most-innovative-companies/ 2 https://www.newsweek.com/2025/05/02/key-decisions-face-adversity-have-helped-rivian-turn-profit-2056421.html 3 https://www.iihs.org/ratings/top-safety-picks/2026/all/rivian?tspPlusOnly#award-winners 5Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Progress on Rivian's Strategic Priorities Scaling R2 production and deliveries enables path to profitability

Production of saleable R2 commenced with external customer deliveries expected in the coming weeks Trims, Pricing and First Deliveries from Normal In an American automotive marketplace starved for high-quality EV choice, we believe R 2 is an attractively priced option sized for everyday adventures — from school pickups to weekend excursions. R 2 brings Rivian’s design, performance and technology to a significantly broader audience with an array of trims to accommodate our customers' varying needs and driving styles: • R 2 Performance debuts in the spring and is the most capable R 2 on- and -off road; it is a dual-motor AWD variant with a staggering 656 horsepower and an EPA-estimated range of up to 330 miles • R 2 Premium is expected to be available late this year and is elevated inside and out; it features a dual-motor AWD setup that produces 450 horsepower and an EPA-estimated range of up to 330 miles • R 2 Standard is expected to be available in the first half of 2027 and redefines expectations for the mid-size SUV segment; the RWD long-range configuration of R2 Standard delivers 350 horsepower and a Rivian-estimated range of up to 345 miles • An additional R 2 Standard variant starting at around $45,000 is expected to start deliveries in late 2027 We were excited to celebrate another key milestone with the start of saleable R 2 series production last week. This key step is the culmination of hard work from so many team members as we gear up for expected customer deliveries to the public in the coming weeks. We’ve already begun delivering R 2 vehicles to our employees. We could not be more excited to get this incredible vehicle in the hands of our customers this spring. Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 6 R2 is Designed for Big Adventures and Everyday Use

Profitably Delivering R2 at an Accessible Price

R2 bill of materials expected to be approximately 50% of R1 and non-BOM costs expected to decline greater than 50% due to focus on design for manufacturing and fixed cost efficiencies[1]

Key Design Changes & Sourcing Leverage

Structural cost reductions from design changes, sourcing leverage and manufacturing simplicity[2]

Front Suspension
Strut architecture delivering over 70% savings vs. R1 double-wishbone



Low Voltage Harnesses
2.3 mile reduction in harness length and over 60% reduction in the number of in-line connectors



Maximus Drive Unit
~30% piece cost savings; integrated side-mounted inverter



Battery Pack
Floor to pack design; 4695 Structural Pack



Power Conversion
5-to-1 module consolidation with integrated electronics; ~70% reduction in high-voltage cabling


R1
R2

Underbody Structure
Utilizing large high pressure die casting resulting in over 90% fewer parts and ~30% piece cost reduction



Front Windshield
~50% savings predominantly from sourcing leverage



Corner Radar and Ultrasonic Sensors
Over 50% savings from removing the ultrasonic sensors and sourcing leverage on corner radars



Rear Doors
~65% part count reduction and ~55% savings from design optimization



Fixed Costs

Depreciation and conversion costs absorbed over more units increasing profitability

[1] Based on average vehicle cost as of the end of 2027
[2] Percentage savings represent the expected decrease in cost of components for R2 vs. R1 production

RIVIAN Q1 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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Optimized Capacity for Georgia Plant

50% increase in phase one expected to boost cost efficiency and support thousands of U.S. manufacturing jobs

We updated capacity for our Georgia plant allowing for a 50% increase in initial production capacity to 300,000 units annually for our mid-sized platform. This change is expected to boost cost efficiency, while still providing significant room for future expansion in later phases. The company remains on track for vehicle production in Georgia to begin in late 2028.

As part of this new vision for our Georgia facility, Rivian worked with the Department of Energy to make strategic changes to the company's DOE loan. The up to $4.5 billion loan ($4,006 million principal and $494 million capitalized interest) provides low-cost financing for our Georgia plant. Rivian expects to draw on the loan by early 2027, subject to meeting certain conditions.

Expected Annual Capacity


300,000
215,000
R1, R2
and EDV
Mid-sized
Platform
Normal, Illinois
Stanton Springs, Georgia
(Phase 1)
Expected Late 2028

Site capacity does not equal current production rates. There may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors.



Rendering of Future Georgia Facility

RIVIAN Q1 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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Strategic Partnerships Update Highlights extensibility of our technology and vehicle programs to drive value Robotaxi Partnership with Uber In March, we announced a new partnership with Uber to accelerate our shared autonomous vehicle goals, including plans for future R 2 robotaxis. We believe this partnership is an important validation of our technology roadmap and vertically integrated approach. At the core of our platform is the Rivian Autonomy Processor (RAP1), our multi-modal perception platform (cameras, radar and LiDAR) and our AI-based approach to building our Large Driving Model with the data flywheel from our growing car parc. Key elements of the partnership included an expected investment of up to $1.25 billion in Rivian through 2031 based on the achievement of autonomous performance milestones, a vehicle purchase commitment by Uber, or its fleet partners, for up to 50,000 fully autonomous R 2 robotaxis and certain software licensing fees in connection with its use of Rivian’s Level 4 autonomous driving software system, subject to meeting certain conditions. Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 9 Completion of Key Winter Testing Milestones by RV Tech In March, RV Tech successfully completed winter testing of production-intent zonal architecture developed for the first generation of Volkswagen Group software-defined vehicles. Testing took place over several months in Phoenix (USA) and Arjeplog (Sweden) by a joint team from Volkswagen, Audi, and Scout brands and RV Tech. Tests included validating functionality and performance of the electronics and software, including OTA functionality — an important milestone for the joint venture’s ongoing development work. This milestone unlocked the next phase of equity investment from Volkswagen Group to Rivian of $1 billion which we received today.

Strategic Investments Update Funding momentum for Rivian spin out companies Mind Robotics Series A Funding Late last year, the company established Mind Robotics to address a structural gap with current industrial automation solutions. Existing industrial robotics can perform repeatable dimensionally stable tasks, but a large share of factory value-add work requires human-like dexterity, adaptation and physical reasoning that current robotics cannot address. Mind Robotics is building the AI foundation — models, hardware, and deployment infrastructure — to close that gap. In March, Mind Robotics announced it raised $500 million in a Series A funding co-led by venture capital firms Accel and Andreessen Horowitz. As of March 31, 2026, Rivian’s ownership interest was approximately 38% on a shares outstanding basis. Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 10 ALSO. Series C Funding and DoorDash Partnership Bike lanes, shoulders and curbsides are the areas that make up the hardest part of the last-mile delivery puzzle. They are also where traditional vehicles struggle most and where smaller, more adaptable EVs like those being designed by ALSO have the greatest opportunity to perform. In March ALSO, Rivian’s micro mobility spin-off, announced a strategic investment and multi-year commercial collaboration with DoorDash to develop and deploy small, purpose-built EVs designed to optimize how goods move in dynamic, population-dense environments. This collaboration comes alongside ALSO’s $200 million Series C financing round led by Greenoaks, with participation from Prysm Capital and strategic investment from DoorDash. In addition, Amazon has partnered with ALSO to purchase thousands of pedal-assist electric cargo quads, known as the TM-Q. As of March 31, 2026, Rivian’s ownership interest was approximately 35% on a shares outstanding basis.

Production and Deliveries Q1 2025 Consolidated Financials ($M) Q2 2025 Q3 2025 Q4 2025 YoY Rivian Spaces 27 31 35 36 44% Rivian Service Centers 74 81 95 97 35% Demo Drives2 36,000+ 28,000+ 30,000+ 24,000+ — Rivian Adventure Network Locations 112 123 131 141 29% Rivian Adventure Network Chargers 703 781 850 937 38% Building for an adventurous future that is fully electric, autonomous and AI-defined Rivian Adventure Network 11 39 100 36,000+ 145 973 Q1 2026 Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Delivery Volumes 8,640 10,661 13,201 9,745 10,365 20% Cumulative Delivery Volumes 131,593 142,254 155,455 165,200 175,565 33% Production Volumes 14,611 5,979 10,720 10,974 10,236 (30)% Revenue $1,240 $1,303 $1,558 $1,286 $1,381 11% Gross Profit $206 $(206) $24 $120 $119 $(87) Adjusted EBITDA (Non-GAAP)1 $(329) $(667) $(602) $(465) $(472) $(143) 1 A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this presentation. 2 Includes marketing events and Electric Joyrides Summary Financial Performance and Operating Metrics Service & Sales

12 Deliveries Automotive Revenues Excluding Regulatory Credits Regulatory Credits Q1 2026 vs. Q1 2025 Commentary • Automotive revenue decreased (2)% year- over-year primarily due to a $100 million decrease in sales of automotive regulatory credits and a decline in automotive revenue per unit delivered due to a higher mix of commercial vans, which were partially offset by a 20% increase in vehicle deliveries • Automotive gross profit loss was $(62) million compared to $92 million for the same quarter in 2025, primarily due to the $100 million decrease in revenue from the sales of automotive regulatory credits and lower production volumes resulting in a $42 million and $3 million increase in depreciation and stock-based compensation expenses, respectively Revenue Gross Profit Gross Margin Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. $922 $927 $1,142 $839 $908 $764 $924 $1,141 $810 $850 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 8,640 10,661 13,201 9,745 10,365 $92 $(335) $(130) $(59) $(62) Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 10% (36)% (11)% (7)% (7)% Automotive Segment Performance Delivery growth driven by increase in sales of commercial vans ($M) ($M)

13 ($M) Q1 2026 vs. Q1 2025 Commentary • Software and services revenue saw a 49% increase year-over-year primarily due to an increase in vehicle electrical architecture and software development services from RV Tech, as well as increases in vehicle repair and maintenance services and remarketing • Software and services gross profit was $181 million compared to $114 million for the same quarter in 2025, primarily due to increased vehicle electrical architecture and software development services from the joint venture with Volkswagen Group and increased vehicle repair and maintenance services Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Robust revenue growth driven by vehicle electrical architecture and software development services for RV Tech $318 $376 $416 $447 $473 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $114 $129 $154 $179 $181 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 36% 34% 37% 40% 38% Revenue Gross Profit Software and Services Segment Performance ($M) Gross Margin

14 Liquidity profile remains strong, with $5.4B of available liquidity and $2.55B of expected capital in 2026 Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 1 Based on balances as of March 31, 2026 2 As of March 31, 2026 the company had availability under the ABL Facility of $564M after giving effect to the borrowing base and outstanding letters of credit 3 Volkswagen Group equity investment of $1,000M related to the successful completion of vehicle winter testing milestones which we received today 4 Uber Technologies initial equity investment of $300M committed at signing and expected to close in the second quarter of 2026, subject to certain conditions 5 Expected loan from Volkswagen Group at Rivian’s option in October 2026 6 Uber Technologies first milestone based investment of $250M which we expect to receive by the end of 2026 subject to the achievement of certain autonomy milestones and conditions 7 An additional Volkswagen Group equity investment of $460M is anticipated at the earlier of the first Volkswagen Group vehicle with RV Tech hardware and software on the road, or January 2028 8 Additional investment of up to $700M by Uber Technologies is anticipated through 2031 subject to the achievement of certain autonomous milestones and conditions by specific dates, building towards a scaled, fully-autonomous fleet of Rivian R 2 robotaxis 9 Maximum expected Department of Energy loan of $4.5B ($4,006M principal and $494M capitalized interest) which is dependent on meeting certain conditions Available Liquidity ($M) Cash, Cash Equivalents and Short-Term Investments1 $4,830 Availability under ABL Facility2 564 Total Available Liquidity $5,394 Expected Capital in 2026 Volkswagen Group Equity Investment3 $1,000 Signing Uber Technologies Equity Investment4 300 Volkswagen Group Non-Recourse Loan5 1,000 Milestone Based Uber Technologies Equity Investment6 250 Total Available Liquidity and Expected Capital in 2026 $7,944 Additional Expected Capital Volkswagen Group Equity Investment7 $460 Milestone Based Uber Technologies Equity Investment8 700 Department of Energy Loan (Principal + Capitalized Interest)9 4,500 Total Available Liquidity and Expected Future Capital $13,604 Balance Sheet and Liquidity ($ M ) Debt Maturity Schedule $1 ,500 $1 ,725 $1 ,500 $1 ,250 2026 2027 2028 2029 2030 2031 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2029 Convert 2030 Convert ABL Facility (Undrawn) 1L Notes

Over the course of fiscal year 2026, we remain focused on our key strategic priorities: • Technology leadership • Demand generation and enhancing the customer experience • Optimize operational efficiency • Drive towards profitability 15 2026 Guidance Vehicles Delivered 62,000 – 67,000 Adjusted EBITDA $(2.10B) – $(1.80B) Capital Expenditures $1.95B – $2.05B Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Business Outlook

16 Financial Statements and Non-GAAP Reconciliations Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved.

Quarterly Financial Performance

(in millions, except production, delivery, and gross margin)
(unaudited)

	Three Months Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Production	**14,611**	**5,979**	**10,720**	**10,974**	**10,236**
Delivery	**8,640**	**10,661**	**13,201**	**9,745**	**10,365**
Revenues					
Automotive	$ 922	$ 927	$ 1,142	$ 839	$ 908
Software and services	318	376	416	447	473
Total revenues	**$ 1,240**	**$ 1,303**	**$ 1,558**	**$ 1,286**	**$ 1,381**
Cost of revenues					
Automotive	$ 830	$ 1,262	$ 1,272	$ 898	$ 970
Software and services	204	247	262	268	292
Total cost of revenues	**$ 1,034**	**$ 1,509**	**$ 1,534**	**$ 1,166**	**$ 1,262**
Gross profit	**$ 206**	**$ (206)**	**$ 24**	**$ 120**	**$ 119**
Gross margin	**17 %**	**(16)%**	**2 %**	**9 %**	**9 %**
Research and development	$ 381	$ 410	$ 453	$ 424	$ 458
Selling, general, and administrative	480	498	554	529	542
Total operating expenses	**$ 861**	**$ 908**	**$ 1,007**	**$ 953**	**$ 1,000**
Adjusted research and development (non-GAAP)[1]	$ 285	$ 316	$ 361	$ 328	$ 348
Adjusted selling, general, and administrative (non-GAAP)[1]	345	365	422	384	392
Total adjusted operating expenses (non-GAAP)[1]	**$ 630**	**$ 681**	**$ 783**	**$ 712**	**$ 740**
Adjusted EBITDA (non-GAAP)[1]	**$ (329)**	**$ (667)**	**$ (602)**	**$ (465)**	**$ (472)**
Cash, cash equivalents, and short-term investments	**$ 7,178**	**$ 7,508**	**$ 7,088**	**$ 6,082**	**$ 4,830**
Net cash (used)/provided by operating activities	$ (188)	$ 64	$ 26	$ (681)	$ (703)
Capital expenditures	(338)	(462)	(447)	(463)	(372)
Free cash flow (non-GAAP)[1]	**$ (526)**	**$ (398)**	**$ (421)**	**$ (1,144)**	**$ (1,075)**
Total depreciation and amortization expense	**$ 147**	**$ 254**	**$ 198**	**$ 187**	**$ 202**
Total stock-based compensation expense	**$ 183**	**$ 195**	**$ 175**	**$ 188**	**$ 207**

[1]A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this presentation.

RIVIAN Q1 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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18 Condensed Consolidated Balance Sheets (in millions, except per share amounts) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Assets December 31, 2025 March 31, 2026 Current assets: Cash and cash equivalents $ 3,579 $ 2,845 Short-term investments 2,503 1,985 Accounts receivable, net 555 342 Inventory 1,594 1,543 Other current assets 361 330 Total current assets 8,592 7,045 Property, plant, and equipment, net 5,119 5,434 Operating lease assets, net 571 601 Strategic investments 119 669 Other non-current assets 463 484 Total assets $ 14,864 $ 14,233 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 595 $ 754 Accrued liabilities 1,438 1,045 Current portion of deferred revenues, lease liabilities, and other liabilities 1,660 1,554 Total current liabilities 3,693 3,353 Long-term debt 4,440 4,442 Non-current lease liabilities 551 580 Other non-current liabilities 1,586 1,429 Total liabilities 10,270 9,804 Commitments and contingencies Stockholders' equity: Preferred stock, $ 0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2025 and March 31, 2026 — — Common stock, $0.001 par value; 5,258 and 5,258 shares authorized and 1,240 and 1,260 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively 1 1 Additional paid-in capital 31,508 31,767 Accumulated deficit (26,951) (27,367) Accumulated other comprehensive income 8 2 Noncontrolling interest 28 26 Total stockholders' equity 4,594 4,429 Total liabilities and stockholders' equity $ 14,864 $ 14,233 1 The prior period has been recast to conform to current period presentation. 1

19 Condensed Consolidated Statements of Operations (in millions, except per share amounts) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Three Months Ended March 31, 2025 2026 Automotive $ 922 $ 908 Software and services 318 473 Total revenues 1,240 1,381 Automotive 830 970 Software and services 204 292 Total cost of revenues 1,034 1,262 Gross profit 206 119 Operating expenses Research and development 381 458 Selling, general, and administrative 480 542 Total operating expenses 861 1,000 Loss from operations (655) (881) Interest income 81 50 Interest expense (72) (65) Other income, net1 107 478 Loss before income taxes (539) (418) Provision for income taxes (2) 2 Net loss (541) (416) Less: Net income attributable to noncontrolling interest 4 — Net loss attributable to common stockholders $ (545) $ (416) Net loss attributable to common stockholders, basic and diluted $ (545) $ (416) Net loss per share attributable to Class A and Class B common stockholders, basic and diluted $ (0.48) $ (0.33) Weighted-average common shares outstanding, basic and diluted 1,137 1,249 1 During the quarter ended March 31, 2026, we recognized a $506 million gain in "Other income, net" related to the Series A capital raise and related deconsolidation of Mind Robotics.

Three Months Ended March 31, 2025 2026 Cash flows from operating activities: Net loss $ (541) $ (416) Depreciation and amortization 200 194 Stock-based compensation expense 188 207 Gain on strategic investments (101) (506) Other non-cash activities 20 74 Changes in operating assets and liabilities: Accounts receivable, net 31 211 Inventory (364) (80) Other assets 14 89 Accounts payable and accrued liabilities 334 (182) Deferred revenues 59 (290) Other liabilities (28) (4) Net cash used in operating activities (188) (703) Cash flows from investing activities: Purchases of equity securities and short-term investments (835) (558) Sales of equity securities and short-term investments 48 16 Maturities of short-term investments 717 1,003 Deconsolidation of Mind Robotics, Inc. — (114) Capital expenditures (338) (372) Net cash used in investing activities (408) (25) Cash flows from financing activities: Proceeds from stock-based compensation programs 2 1 Other financing activities (8) (3) Net cash used in financing activities (6) (2) Effect of exchange rate changes on cash and cash equivalents 1 (4) Net change in cash (601) (734) Cash, cash equivalents, and restricted cash—Beginning of period 5,294 3,579 Cash, cash equivalents, and restricted cash—End of period $ 4,693 $ 2,845 Supplemental disclosure of non-cash investing and financing activities: Capital expenditures included in liabilities $ 423 $ 534 Capital stock issued to settle bonuses $ 47 $ 110 Right-of-use assets obtained in exchange for operating lease liabilities $ 73 $ 60 1 The prior period has been recast to conform to current period presentation. 20 Condensed Consolidated Statements of Cash Flows (in millions) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 1

21 Depreciation and Amortization & Stock-Based Compensation Expense (in millions) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Three Months Ended March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 Depreciation and amortization expense Cost of revenues $ 75 $ 185 $ 125 $ 108 $ 122 Research and development 17 17 18 20 23 Selling, general, and administrative 55 52 55 59 57 Total depreciation and amortization expense $ 147 $ 254 $ 198 $ 187 $ 202 Stock-based compensation expense Cost of revenues $ 24 $ 37 $ 24 $ 26 $ 27 Research and development 79 77 74 76 87 Selling, general, and administrative 80 81 77 86 93 Total stock-based compensation expense $ 183 $ 195 $ 175 $ 188 $ 207

22 Reconciliation of Non-GAAP Financial Measures (in millions) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Adjusted Research and Development Expenses Three Months Ended March 31, 2025 2026 Total research and development expenses $ 381 $ 458 R&D depreciation and amortization expenses (17) (23) R&D stock-based compensation expenses (79) (87) Adjusted research and development (non-GAAP) $ 285 $ 348 Adjusted Selling, General, and Administrative Expenses Three Months Ended March 31, 2025 2026 Total selling, general, and administrative expenses $ 480 $ 542 SG&A depreciation and amortization expenses (55) (57) SG&A stock-based compensation expenses (80) (93) Adjusted selling, general, and administrative (non-GAAP) $ 345 $ 392 Adjusted Operating Expenses Three Months Ended March 31, 2025 2026 Total operating expenses $ 861 $ 1,000 R&D depreciation and amortization expenses (17) (23) R&D stock-based compensation expenses (79) (87) SG&A depreciation and amortization expenses (55) (57) SG&A stock-based compensation expenses (80) (93) Total adjusted operating expenses (non-GAAP) $ 630 $ 740

23 Reconciliation of Non-GAAP Financial Measures Continued (in millions, except per share amounts) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Adjusted EBITDA Three Months Ended March 31, 2025 2026 Net loss attributable to common stockholders $ (545) $ (416) Interest income, net (9) 15 Provision for income taxes 2 (2) Depreciation and amortization 147 202 Stock-based compensation expense 183 207 Other income, net1 (107) (478) Adjusted EBITDA (non-GAAP) $ (329) $ (472) Adjusted Net Loss Three Months Ended March 31, 2025 2026 Net loss attributable to common stockholders, basic and diluted $ (545) $ (416) Stock-based compensation expense 183 207 Other income, net1 (107) (478) Adjusted net loss attributable to common stockholders, basic and diluted (non-GAAP) $ (469) $ (687) Adjusted Net Loss Per Share Three Months Ended March 31, 2025 2026 Net loss per share attributable to common stockholders, basic and diluted $ (0.48) $ (0.33) Stock-based compensation expense per share 0.16 0.17 Other income, net per share1 (0.09) (0.38) Adjusted net loss per share attributable to common stockholders, basic and diluted (non-GAAP) $ (0.41) $ (0.54) * Weighted-average common shares outstanding, basic and diluted (GAAP) $ 1,137 $ 1,249 * Does not calculate due to rounding. 1 During the quarter ended March 31, 2026, we recognized a $506 million gain in "Other income, net" related to the Series A capital raise and related deconsolidation of Mind Robotics.

24 Reconciliation of Non-GAAP Financial Measures Continued (in millions, except per share amounts) (unaudited) Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Free Cash Flow Three Months Ended March 31, 2025 2026 Net cash used in operating activities $ (188) $ (703) Capital expenditures (338) (372) Free cash flow (non-GAAP) $ (526) $ (1,075)

Reconciliation of Non-GAAP Financial Measures Continued

(in millions)
(unaudited)

	Three Months Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Adjusted Research and Development Expenses					
Total research and development expenses	$ 381	$ 410	$ 453	$ 424	$ 458
R&D depreciation and amortization expenses	(17)	(17)	(18)	(20)	(23)
R&D stock-based compensation expenses	(79)	(77)	(74)	(76)	(87)
Adjusted research and development (non-GAAP)	**$ 285**	**$ 316**	**$ 361**	**$ 328**	**$ 348**
Adjusted Selling, General, and Administrative Expenses					
Total selling, general, and administrative expenses	$ 480	$ 498	$ 554	$ 529	$ 542
SG&A depreciation and amortization expenses	(55)	(52)	(55)	(59)	(57)
SG&A stock-based compensation expenses	(80)	(81)	(77)	(86)	(93)
Adjusted selling, general, and administrative (non-GAAP)	**$ 345**	**$ 365**	**$ 422**	**$ 384**	**$ 392**
Adjusted Operating Expenses					
Total operating expenses	$ 861	$ 908	$ 1,007	$ 953	$ 1,000
R&D depreciation and amortization expenses	(17)	(17)	(18)	(20)	(23)
R&D stock-based compensation expenses	(79)	(77)	(74)	(76)	(87)
SG&A depreciation and amortization expenses	(55)	(52)	(55)	(59)	(57)
SG&A stock-based compensation expenses	(80)	(81)	(77)	(86)	(93)
Total adjusted operating expenses (non-GAAP)	**$ 630**	**$ 681**	**$ 783**	**$ 712**	**$ 740**
Adjusted EBITDA					
Net loss attributable to common stockholders	$ (545)	$ (1,117)	$ (1,173)	$ (811)	$ (416)
Interest income, net	(9)	(3)	(7)	—	15
Provision for income taxes	2	2	(1)	3	(2)
Depreciation and amortization	147	254	198	187	202
Stock-based compensation expense	183	195	175	188	207
Other (income) expense, net[1]	(107)	2	191	(32)	(478)
Restructuring expenses	—	—	15	—	—
Adjusted EBITDA (non-GAAP)	**$ (329)**	**$ (667)**	**$ (602)**	**$ (465)**	**$ (472)**

[1] During the quarter ended March 31, 2026, we recognized a $506 million gain in "Other income, net" related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q1 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
25

Reconciliation of Non-GAAP Financial Measures Continued

(in millions, except per share amounts)
(unaudited)

	Three Months Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Adjusted Net Loss					
Net loss attributable to common stockholders, basic and diluted	$ (545)	$ (1,117)	$ (1,173)	$ (811)	$ (416)
Stock-based compensation expense	183	195	175	188	207
Other (income) expense, net[1]	(107)	2	191	(32)	(478)
Restructuring expenses	—	—	15	—	—
Adjusted net loss attributable to common stockholders, basic and diluted (non-GAAP)	**$ (469)**	**$ (920)**	**$ (792)**	**$ (655)**	**$ (687)**
Adjusted Net Loss Per Share					
Net loss per share attributable to common stockholders, basic and diluted	$ (0.48)	$ (0.97)	$ (0.96)	$ (0.66)	$ (0.33)
Stock-based compensation expense per share	0.16	0.17	0.14	0.15	0.17
Other (income) expense, net per share[1]	(0.09)	—	0.16	(0.03)	(0.38)
Restructuring expenses per share	—	—	0.01	—	—
Adjusted net loss per share attributable to common stockholders, basic and diluted (non-GAAP)	**$ (0.41)**	**$ (0.80)**	**$ (0.65)**	**$ (0.54) ***	**$ (0.54) ***
Weighted-average common shares outstanding, basic and diluted (GAAP)	**$ 1,137**	**$ 1,155**	**$ 1,220**	**$ 1,233**	**$ 1,249**

* Does not calculate due to rounding.

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Free Cash Flow					
Net cash (used)/provided by operating activities	(188)	64	26	(681)	(703)
Capital expenditures	(338)	(462)	(447)	(463)	(372)
Free cash flow (non-GAAP)	**$ (526)**	**$ (398)**	**$ (421)**	**$ (1,144)**	**$ (1,075)**

[1] During the quarter ended March 31, 2026, we recognized a $506 million gain in "Other income, net" related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q1 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
26

27 Non-GAAP Financial Measure Definitions Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Our non-GAAP financial measures include adjusted research and development expenses, adjusted selling, general, and administrative expenses, total adjusted operating expenses, adjusted EBITDA, adjusted net loss, adjusted net loss per share, and free cash flow. Adjusted research and development expenses is defined as total research and development expenses, less R&D depreciation and amortization expenses and R&D stock-based compensation expenses. Adjusted selling, general, and administrative expenses is defined as total selling, general, and administrative expenses, less SG&A depreciation and amortization expenses and SG&A stock-based compensation expenses. Adjusted operating expenses is defined as total operating expenses, less R&D depreciation and amortization expenses, R&D stock-based compensation expenses, SG&A depreciation and amortization expenses, and SG&A stock-based compensation expenses. Adjusted EBITDA is defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other expense (income), net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses. Adjusted net loss is defined as net loss before stock-based compensation expense, other (expense) income, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses. Adjusted net loss per share is defined as adjusted net loss divided by the weighted-average common shares outstanding. Free cash flow is defined as net cash used in operating activities less capital expenditures.

Q1 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 28